Exhibit 10.2

VULCAN MATERIALS COMPANY

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO credit agreement

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 18, 2022, by and among VULCAN MATERIALS COMPANY, a New Jersey corporation (the “Borrower”), the Lenders, and TRUIST BANK, as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H  :

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are party to that certain Credit Agreement dated as of September 10, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders make certain modifications to the Credit Agreement, and the Administrative Agent and the Lenders have agreed to such modifications subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

SECTION 1. Definitions.  Unless otherwise specifically defined herein, each term used herein (and in the preamble and recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a) The text of the Credit Agreement and the Pricing Grid attached thereto as Annex I are hereby amended by deleting the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) as set forth in the pages of the Credit Agreement and Annex I attached as Annex A hereto.

(b) Notwithstanding anything in the Amendment or the Credit Agreement to the contrary, the Eurodollar Loans outstanding on the date hereof (the “Existing Eurodollar Loans”) shall remain outstanding and continue to bear interest by reference to the Eurodollar Rate through the last day of the applicable Eurodollar Loan Period therefor in accordance with the terms of the Credit Agreement as in effect immediately prior to giving effect to this Amendment.  The parties hereto hereby agree that if the Borrower has not repaid such Existing Eurodollar Loans or converted such Existing Eurodollar Loans to SOFR Loans or Base Rate Loans on or prior to the last of such applicable Eurodollar Loan Period(s) then such Existing Eurodollar Loans will automatically convert to Base Rate Loans on such date.

(c) Schedule 1.1(a) of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 1.1(a) attached hereto and made a part hereof.  The Revolving

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Loan Commitments of each of the Lenders immediately prior to the effectiveness of this Amendment shall be reallocated among the Lenders such that, immediately after the effectiveness of this Amendment in accordance with its terms on the date hereof, the Revolving Loan Commitments of each Lender shall be as set forth on Schedule 1.1(a) to the Credit Agreement, as amended hereby.  In order to effect such reallocations, assignments shall be deemed to be made among the Lenders in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by the applicable Assignment and Acceptance (but without the payment of any related assignment fee), and no other documents, instruments or actions shall be required in connection with such assignments, other than recordation in the Register or as the Administrative Agent may reasonably require. Further, to effect the foregoing, each Lender agrees to make such settlements in respect of any outstanding Loans and Letters of Credit, either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, such that after giving effect to this Amendment, each Lender holds Loans and participations in respect of Letters of Credit equal to its pro rata share based on its Revolving Commitment Percentage after giving effect to this Amendment.  Without limiting the foregoing, (i) the Lenders that are increasing their Revolving Loan Commitments pursuant to the reallocation contemplated hereby on the date hereof shall be deemed to constitute Replacement Lenders designated by the Borrower and acceptable to the Administrative Agent pursuant to Section 10.16 of the Credit Agreement, (ii) such reallocations shall constitute the assumption of the Commitments of, and the purchase of the Loans and participations and rights under the Credit Agreement of, each Person that was a Lender immediately prior to the effectiveness of this Amendment and is not a Lender after giving effect to this Amendment (each such Person, a “Replaced Lender”) by such Replacement Lenders, in each case, in accordance with Section 10.16 of the Credit Agreement, (iii) such Replacement Lenders shall succeed to the rights and obligations of such Replaced Lenders under the Credit Agreement and such Replaced Lenders shall no longer be party to or have any rights under the Credit Agreement provided that the obligations of the Borrower to indemnify such Replaced Lenders with respect to any event occurring or obligations arising before such replacement shall survive such replacement and (iv) each Replacement Lender agrees to execute and deliver to the Administrative Agent any further documentation as the Administrative Agent shall reasonably require to effect the foregoing in a manner satisfactory to the Administrative Agent, and the Administrative Agent is hereby irrevocably appointed as attorney-in-fact to execute any such documentation on behalf of any such Replacement Lender if such Replacement Lender fails to execute the same within five (5) Business Days after being presented with such documentation.

SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects (or, if any such representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty is true and correct in all respects) on and as of the date hereof as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representation and warranty was true and correct in all material respects (or, if any such representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty was true and correct in all respects) as of such earlier date.

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(b) As of the date hereof there exists no Default or Event of Default and immediately after giving effect to this Amendment there will exist no Default or Event of Default.
(c) The Borrower has the power and is duly authorized to enter into, deliver, and perform this Amendment.
(d) This Amendment is the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.
SECTION 4. Conditions Precedent. This Amendment shall become effective only upon satisfaction of each of the following conditions:

(a) the receipt by the Administrative Agent of this Amendment duly executed by each of the Borrower, the Administrative Agent and the Lenders party to the Credit Agreement after giving effect to this Amendment (provided that such Lenders shall constitute Required Lenders prior to the replacement of any Lenders resulting from this Amendment);

(b) the receipt by each Replaced Lender of an amount equal to the par value of the Obligations owed to such Replaced Lender under the Loan Documents immediately prior to giving effect to this Amendment;

(c) the receipt by the Administrative Agent of an amendment to the DDTL Credit Agreement, in form and substance satisfactory to the Administrative Agent and duly executed by the Borrower, the Lenders, and the Administrative Agent (each as defined therein); and

(d) the Borrower shall have paid to the Administrative Agent all costs, fees, and expenses owed by the Borrower to the Administrative Agent and the Lenders due and payable on or prior to the date hereof, including, without limitation, fees and expenses of counsel to the Administrative Agent.

SECTION 5. Miscellaneous Terms.
(a) Loan Document. For avoidance of doubt, the Borrower, the Lenders, and the Administrative Agent hereby acknowledge and agree that this Amendment is a Loan Document.

(b) Effect of Amendment.  Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower.

(c) No Novation or Mutual Departure.  The Borrower expressly acknowledges and agrees that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Amendment shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from the Borrower to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan

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Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification.  The Borrower hereby restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is party effective as of the date hereof.

(e) Claims.  To induce the Administrative Agent and the Lenders to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower or arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Administrative Agent and the Lenders under the Credit Agreement or any other Loan Document.

(f) Release.  In consideration of the agreements contained herein, the Borrower hereby waives and releases each of the Lender Group members and their respective directors, partners, officers, employees and agents, from any and all claims and defenses, known or unknown as of the date of this Amendment, with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated thereby on or before the date of this Amendment.

(g) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(h) Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.

(i) Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(j) Section References.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(k) Further Assurances.  The Borrower agrees to take, at the Borrower’s expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(l) Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

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(m) Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	VULCAN MATERIALS COMPANY, as the Borrower By: /s/ C. Wes Burton, Jr. Name: C. Wes Burton, Jr. Title: VP and Treasurer

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

/s/ Johnetta Bush
ADMINISTRATIVE AGENT AND LENDERS:	TRUIST BANK, as the Administrative Agent, an Issuing Bank, Swing Bank and a Lender By: /s/ Johnetta Bush Name: Johnetta Bush Title: Director

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

/s/ Andrew Payne
WELLS FARGO BANK, N.A., as a Lender By: /s/ Andrew Payne Name: Andrew Payne Title: Managing Director

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Marty McDonald

      Name: Marty McDonald

      Title: Vice President

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Miles Nerren

      Name: Miles Nerren

      Title: Senior Vice President

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

REGIONS BANK, as a Lender

By: /s/ Shaffer Hewlett

      Name: Shaffer Hewlett

      Title: Vice President

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Jonathan Dworkin

      Name: Jonathan Dworkin

      Title: Authorized Signatory

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Kimberly A. Crotty

      Name: Kimberly A. Crotty

      Title: Vice President

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

SOUTHSTATE BANK, N.A. a national banking association, successor in interest by merger to

ATLANTIC CAPITAL BANK, N.A., as a Lender

By: /s/ Tina H. Wilkinson

      Name: Tina H. Wilkinson

      Title: Senior Vice President

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

FIRST HORIZON BANK, as a Lender

By: /s/ K. Lebron Womack

      Name: K. Lebron Womack

      Title: Senior Vice President

[VULCAN – THIRD AMENDMENT TO CREDIT AGREEMENT]

Annex A

[attached]

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Schedule 1.1(a)

Commitment Percentages

Lender	Revolving Loan Commitment	Revolving Commitment Percentage
Truist Bank	$153,000,000	15.30%
Regions Bank	$153,000,000	15.30%
U.S. Bank National Association	$153,000,000	15.30%
Wells Fargo Bank, N.A.	$153,000,000	15.30%
Bank of America, N.A.	$140,000,000	14.00%
Goldman Sachs Bank USA	$80,000,000	8.00%
The Northern Trust Company	$63,000,000	6.30%
First Horizon Bank	$60,000,000	6.00%
SouthState Bank, N.A	$45,000,000	4.50%
Totals	$1,000,000,000	100%

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